Exhibit 24-a

                                POWER OF ATTORNEY


                    KNOW ALL MEN BY THESE PRESENTS:

                    THAT, WHEREAS, SBC COMMUNICATIONS INC., a Delaware corporation, hereinafter referred to as the "Corporation," proposes to file with the Securities and Exchange Commission at Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement or Statements on Form S-8 for the issuance of shares of the Corporation's Common Stock together with an indeterminate amount of plan interests pursuant to one or more of the following plans: the SBC Savings Plan, the SBC Savings and Security Plan, the Pacific Telesis Group 1994 Stock Incentive Plan, the Pacific Telesis Group Stock Option and Stock Appreciation Rights Plan, the Pacific Telesis Group Nonemployee Director Stock Option Plan, the SNET 1986 Stock Option Plan, the SNET 1995 Stock Incentive Plan, the Ameritech Long Term Incentive Plan, the Ameritech 1989 Long Term Incentive Plan, the Ameritech Corporation Long-Term Stock Incentive Plan, and the DonTech Profit Participation Plan; and

                    WHEREAS, the undersigned is an officer and a director of the Corporation;

                    NOW, THEREFORE, the undersigned hereby constitutes and appoints James D. Ellis, Randall L. Stephenson, John J. Stephens, Michael J. Viola, or any one of them, all of the City of San Antonio and State of Texas, his attorneys for him and in his name, place and stead, and in each of his offices and capacities in the Corporation, to execute and file a registration statement or statements, and thereafter to execute and file any and all amended registration statements and amended prospectuses or amendments or supplements to any of the foregoing, hereby giving and granting to said attorneys full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and concerning the premises, as fully to all intents and purposes as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

                    IN   WITNESS  WHEREOF,  the undersigned has hereunto set his
hand the 21st day of November 2003.



Edward E. Whitacre, Jr.
Edward E. Whitacre, Jr.
Chairman of the Board, Director
and Chief Executive Officer